Exhibit 10.1

SUBSCRIPTION ESCROW AGREEMENT
DRAFT 11/6/07

AGREEMENT, dated as of ______ 200_, (the “Agreement”) by and among American Realty Capital Trust, Inc., a Maryland corporation (the “Company”) and Boston Private Bank & Trust Company, as escrow agent (the “Escrow Agent”).

Whereas, the Company will issue in a public offering (the “Offering”) its common stock (the “Shares”) to investors (the “Investors”) pursuant to a Registration Statement on Form S-11 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”).

Whereas, Realty Capital Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), will act as dealer manager for the Offering; and

Whereas, until such time as subscriptions from non-affiliates of the Company have been received for Stock, resulting in total minimum capital raised of $2,000,000 (the “Minimum Amount”), the Company desires to deposit funds contributed by the Investors with the Escrow Agent, to be held for the benefit of the Investors and the Company;

Whereas, the Escrow Agent represents and warrants that it is and at all times during the term of this agreement will be, deemed a “bank” as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Appointment of Escrow Agent. The Company hereby appoints Boston Private Bank & Trust Company as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2. Proceeds to be Escrowed. Persons subscribing to purchase the Stock will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts or wires (hereinafter called “instruments of payment”) payable to the order of, or funds wired in favor of, Boston Private Bank & Trust Company, Escrow Agent for American Realty Capital Trust, Inc. Any checks received made payable to a party other than the Escrow Agent shall be returned to the soliciting dealer or investor who submitted the check. By 12:00 p.m. (noon) the next business day after receipt of instruments of payment from the Offering, the Dealer Manager or it’s Tranfser Agent will send to you the instruments of payment from such subscribers, for deposit by you into an interest-bearing deposit account entitled “ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF AMERICAN REALTY CAPITAL TRUST, INC.” (the “Escrow Account”), which deposit shall occur within one (1) business day after you receive such materials.

In the event that any checks deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such upon request, and the Escrow Agent shall deliver the returned checks to the Company.

All funds in the Escrow Account, until disbursed to the Company in accordance with Section 4 hereof, are to be held for the benefit of the shareholders of the Company and are not to (i) be commingled with the monies or become an asset of the Company, or (ii) be subject to attachment, levy or other encumbrance in any action by a third party against the Company.

The Escrow Agent shall have no duty to solicit funds in the Escrow Account (the “Escrow Property”).

Section 3. Identity of Subscribers. The Company or it’s Transfer Agent shall furnish to the Escrow Agent with each delivery of funds, as provided in Section 2 hereof, a list of the persons who have paid money for the purchase of Stock showing the name, address, tax identification number, number of shares purchased, and the amount of money paid. The information comprising the identity of investors shall be provided to the Escrow Agent in the format set forth in the List of Investors attached as Exhibit A. All proceeds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by the Company, or the Escrow Agent, until released to the Company as hereinafter provided.

The Company hereby acknowledges the Escrow Agent’s sole right to reject any subscriber based on the results of the Escrow Agent’s internal due diligence policies and procedures consistent with normal banking channels. The Escrow Agent may reject any subscriber that does not clear normal banking channels by giving written notice to the Company.

Section 4. Disbursement of Funds. On a weekly basis (and more frequently if requested by the Company), the Escrow Agent shall notify the Company of the amount of the funds received hereunder. If payments of the Minimum Amount or more for Shares are obtained at any time prior to the Termination Date (as defined in Section 6), the Escrow Agent shall promptly notify the Company, and upon the Company delivering a written notice (the “Disbursement Notice”) attached as Exhibit B, signed jointly by two Authorized Persons (as defined in Section 12(q)) of the Company, stating that is has received and accepted subscription agreements for the Minimum Amount of Shares, then the Escrow Agent shall (i) disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (ii) disburse to the subscribers any interest thereon calculated pursuant to the provisions of Section 5. Following such disbursements, the Escrow Account shall close and thereafter you shall forward directly to the Company upon receipt by Escrow Agent of any subscription documents and instruments of payment received by Escrow Agent from subscribers. If the Minimum Amount of proceeds has not been obtained and delivered prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each investor at the address appearing on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by the investor in writing, all sums paid by the investor pursuant to his subscription agreement for Shares, together with the interest accrued on such funds in the Escrow Account, and shall then notify the Company in writing of such refunds. If the Company rejects any subscription for which you have already collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which you have already collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber’s check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber’s check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber’s check for collection, the Escrow Agent shall promptly remit the subscriber’s check directly to the subscriber.

Section 5. Investment of the Escrow Property. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited in the Escrow Account in “Short-Term Investments” (as defined below) in compliance with SEC Rule 15c2-4 and the Escrow Agent is further authorized and agrees to reinvest all earnings and interest derived there from in Short-Term Investments specified below. In the event that instruments of payment are returned to the Escrow Agent for nonpayment, the Escrow Agent is authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

“Short-Term Investments” include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the termination of the Offering, unless such instrument cannot be readily sold or otherwise disposed of for cash by the termination of the Offering without any dissipation of the offering proceeds invested.

The following securities are not permissible investments:

(a)	money market mutual funds;

(b)	corporate equity or debt securities;

(c)	repurchase agreements;

(d)	bankers’ acceptances;

(e)	commercial paper; and

(f)	municipal securities.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after noon (E.S.T.) on such day of deposit. Instructions received after noon (E.S.T.) will be treated as if received on the following business day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

Section 6. Term of Escrow. The “Termination Date” shall be (i) December 31, 2010 or (ii) the date the Escrow Agent receives written notice from the Company that it is abandoning the sale of the Shares. The Company may extend the termination date for up to one year upon written notice to the Escrow Agent. Upon the termination of the Agreement any remaining Escrow Property shall be forwarded to the Company in accordance with the Company’s written directions.

The provisions of Sections 8, 10 and 11 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7. Intentionally Omitted.

Section 8. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Company and the Escrow Agent (as such fees may be adjusted from time to time). Annual fees are due annually in advance for each year or any part thereof.  The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. The obligations contained in this Section 8 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 9. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Company. The Company may remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Company who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 9, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 10. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct. The provisions of this Section 10 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 11. The Escrow Agent.

(a) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

(d) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled to hereunder.

(e) The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Company as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(g) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(h) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(j) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or is not in the form the Company sent or intended to send (whether due to fraud, distortion or otherwise). The Company shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

(k) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company which eliminates such ambiguity or uncertainty.

(l) In the event of any dispute between or conflicting claims among the Company and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or any other person for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Company.

(m) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(n) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(o) The Escrow Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless the Escrow Agent is notified in writing, by the Company, to the contrary within thirty (30) business days of the date of such statement.

Section 12. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid)or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company, to:

American Realty Capital Trust, Inc.
c/o American Realty Capital
1725 The Fairway
Jenkintown, PA 19046

If to the Dealer Manager, to:

Realty Capital Securities
Three Copley Place, Suite 3300B
Boston, MA 02116

If to the Escrow Agent, to:

Boston Private Bank & Trust Company
Ten Post Office Square
Boston, MA 02109

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. Each of the Company will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

(j) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(k) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(l) The Company hereby acknowledges that in accordance with Section 326 of the USA Patriot Act the Escrow Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Boston Private Bank & Trust Company. The Company hereby agrees that it will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the USA Patriot Act.

(m) The Company hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation.

(n) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(o) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions Boston Private Bank & Trust Company or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(p) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of Boston.

(q) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Company designated on Scheduled I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN REALTY CAPITAL TRUST, INC. By: ______________________________________ Name: Title:

REALTY CAPITAL SECURITIES, LLC By: ______________________________________ Name: Title:

BOSTON PRIVATE BANK & TRUST COMPANY, as Escrow Agent By: ______________________________________ Name: Title: By: ______________________________________ Name: Title: